UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Fresh Medical Laboratories, Inc.

(Name of Registrant as Specified In Its Charter)

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Fresh Medical Laboratories, Inc.

757 East South Temple, Suite 150  ●  Salt Lake City, UT 84012

_____ ___, 2014

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Fresh Medical Laboratories, Inc. scheduled to be held at [TIME] a.m., [September 15], 2014, at our headquarters located at 757 East South Temple, Suite 150, Salt Lake City, Utah 84012.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by stockholders.

Your vote is very important. Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible. This will ensure representation of your shares at the Annual Meeting if you are unable to attend.

We are pleased to make these proxy materials available over the Internet, which we believe increases the efficiency and reduces the expense of our annual meeting process. As a result, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of these proxy materials and our 2013 Annual Report. The Notice contains instructions on how to access those documents over the Internet or request that a full set of printed materials be sent to you. The Notice also gives instructions on how to vote your shares.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Steven C. Eror

Steven C. Eror

President and Chief Executive Officer

Fresh Medical Laboratories, Inc.

757 East South Temple, Suite 150  ●  Salt Lake City, UT 84012

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

OF FRESH MEDICAL LABORATORIES, INC.

Date:	[DATE], 2014

Time:	[TIME], Mountain Daylight Time (MDT)

Place:	Fresh Medical Laboratories, Inc. Headquarters 757 East South Temple, Suite 150 Salt Lake City, Utah 84012

Purposes:	1.

To elect eight directors of Fresh Medical Laboratories, Inc. (the “Company”), to serve until the next Annual Meeting of the Company’s stockholders and until their successors are duly elected and qualified;

2.

To consider and vote on a proposal to approve a Second Amended and Restated Certificate of Incorporation for the purpose of (i) increasing the authorized number of shares of our capital stock from 30 million to 50 million, (ii) increasing the authorized number of shares of our common stock from 20 million to 40 million, and (iii) otherwise restating the certificate of incorporation;

	3.	To ratify the appointment of Eide Bailly, LLP to serve as the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2014;

4.

to approve, by non-binding advisory vote, the compensation of our named executive officers as disclosed in the Management Compensation section, including the executive compensation tables and accompanying narrative discussions, of this Proxy Statement;

	5.	to approve, by non-binding advisory vote, the frequency of future non-binding advisory votes for approving the compensation of our named executive officers; and

	6.	To transact such other business that may properly come before the Annual Meeting and any adjournment thereof.

Who Can Vote:	Stockholders at the close of business on [________], 2014.

How You Can Vote:	[Stockholders may vote at the Annual Meeting, or in advance over the Internet, by telephone, or by mail.]

By authorization of the Board of Directors

/s/ Steven C. Eror

Steven C. Eror

President and Chief Executive Officer

[DATE], 2014

Proxy Statement for the

Annual Meeting of Stockholders of

FRESH MEDICAL LABORATORIES, INC.

To Be Held on [DATE], 2014

i

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

OF

FRESH MEDICAL LABORATORIES, INC.

[DATE], 2014

OVERVIEW

Solicitation

This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Annual Report to Stockholders of Fresh Medical Laboratories, Inc. (the “Company” or forms of “we”) are being mailed on or about [DATE], 2014. The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting of the Company’s Stockholders to be held on [DATE], 2014 (the “Meeting”). The Board is soliciting your proxy in an effort to give all stockholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides information to assist you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. You are giving the individuals appointed by the Board as proxies (Clark Campbell and Steven C. Eror) the authority to vote your shares in the manner you indicate.

Why did I receive more than one notice?

You may receive multiple notices if you hold your shares in different ways (e.g., joint tenancy, trusts, or custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your notice or other voting information from your broker. In any case, you should vote for each notice you receive.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you owned shares of common stock of the Company (the “Common Stock”) at the close of business on [___________], 2014.

How many shares of Common Stock may vote at the Meeting?

As of [___________], there were [_______] shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented at the Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name with Action Stock Transfer, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How can I vote at the Meeting?

You may vote in person by attending the Meeting. You may also vote in advance over the Internet, or by telephone, or you may request a complete set of traditional proxy materials and vote your proxy by mail. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1	—	FOR the election of all eight nominees for director with terms expiring at the next annual meeting of the Company’s stockholders.

Proposal 2	—

FOR the Second Amended and Restated Certificate of Incorporation for the purpose of (i) increasing the authorized number of shares of our capital stock from 30 million to 50 million, (ii) increasing the authorized number of shares of our Common Stock from 20 million to 40 million, and (iii) otherwise restating the certificate of incorporation.

Proposal 3	—	FOR the ratification of the appointment of Eide Bailly as the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2014.

Proposal 4	—

TO APPROVE, by non-binding advisory vote, the compensation of our named executive officers as disclosed in the Management Compensation section, including the executive compensation tables and accompanying narrative discussions, of this Proxy Statement.

Proposal 5	—	FOR A FREQUENCY OF EVERY THREE YEARS with respect to the frequency of future non-binding advisory votes for approving the compensation of our named executive officer.

What are my choices when voting?

Proposal 1	—	You may cast your vote in favor of up to eight individual director-nominees. You may vote for less than eight director-nominees if you choose. You may also abstain from voting.

Proposals 2, 3 and 4	—	You may cast your vote in favor of, or against, each proposal. You may also abstain from voting,

Proposal 5	—	You may cast your vote in favor of one year, two year or three years. You may also abstain from voting.

How will my shares be voted if I do not specify how they should be voted?

If you execute the enclosed proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote as recommended by the Board and described previously in this section.

How will withheld votes, abstentions and broker non-votes be treated?

Withheld votes, abstentions and broker non-votes will be deemed as “present” at the Meeting, and will be counted for quorum purposes only.

Can I change my vote?

You may revoke your proxy before the time of voting at the Meeting in any of the following ways:

•

by mailing a revised proxy card to the President and Chief Executive Officer of the Company;

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by changing your vote on the Internet website;

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by using the telephone voting procedures; or

•

by voting in person at the Meeting.

What vote will be required to approve each proposal?

Proposal 1 provides that the eight director-nominees who receive the most votes for his election will be elected as directors of the Company. Withheld votes, abstentions and broker non-votes will have no effect on the voting results of Proposal 1.

Proposals 2, 3 and 4 will be approved if the number of votes cast, in person or by proxy, in favor of a particular proposal exceeds a majority of the shares of Common Stock entitled to vote on the Proposals. Withheld votes, abstentions and broker non-votes will be the equivalent of a vote against Proposals 2, 3 and 4.

For Proposal 5, the alternative (one, two or three years) with the most affirmative votes will prevail. Withheld votes, abstentions and proxy non-vote will have no effect on the voting results of Proposal 5.

Proposals 4 and 5 are being submitted to stockholders pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and notwithstanding the receipt of any stockholder approval, the outcome of such advisory vote will not be binding on the Company, the Board of Directors, or management.

What are broker non-votes?

Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. Broker non-votes will be the equivalent of votes against Proposals 2 and 3.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under applicable securities rules to cast votes on certain “routine” matters if they do not receive instructions from their customers.

The ratification of the independent registered accounting firm is considered a routine matter for which brokerage firms may vote unvoted shares. The election of directors and approval of the Second Amended and Restated Certificate of incorporation are not considered a routine matter under current securities rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” It should be noted that securities rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, given this recent change, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Who will count the votes?

Individuals designated by the Board will count the votes and serve as inspectors of election. The inspectors of election will be present at the Meeting.

Who will pay the cost of this proxy solicitation?

The Company will pay the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

How are proxies being solicited for use at the Meeting?

All solicitations on behalf of the Board of Directors will be preceded by this Proxy Statement. Officers, directors and employees of the Company may, for no additional consideration contact stockholders by telephone, e-mail or similar means in order to encourage them to send in proxies.

How are proxy materials being delivered?

The Company is pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to most of its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and the Company’s 2013 Annual Report to Stockholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the Company’s proxy materials, including this Proxy Statement, the 2013 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. The Company believes this process will allow it to provide its stockholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of the Board

The Board currently consists of eight directors. All directors serve a one-year term and are subject to re-election each year.

The current composition of the Board is:

•

Clark Campbell, Chairman

•

Steven C. Eror

•

Wayne Adams

•

Dennis Tulane

•

Robert W. Raybould

•

Todd Morgan

•

Tim Treu

•

Richard McKeown

The Board recommends that stockholders vote FOR all eight nominees listed below.

Nominees for Election as Directors

At the Meeting, the Company proposes to elect eight directors to hold office until the 2015 Annual Meeting of Stockholders and until their successors have been elected and have qualified. The eight nominees of the Board of Directors for election at the Meeting are listed below. All of the nominees are currently serving as a director of the Company and have consented to be named as a nominee. Stockholders voting in person or by proxy at the Meeting may only vote for eight nominees. If, prior to the Meeting, any of the nominees becomes unable to serve as a director, the Board may designate a substitute nominee. In that event, the persons named as proxies intend to vote for the substitute nominee designated by the Board.

The Board of Directors believes that each of the following nominees possesses the experience and qualifications that directors of the Company should possess, as described in detail below, and that the experience and qualifications of each nominee compliments the experience and qualifications of the other nominees. The experience and qualifications of each nominee, including information regarding the specific experience, qualifications, attributes and skills that led the Board of Directors to conclude that he or she should serve as a director of the Company at the present time, in light of the Company’s business and structure, are set forth on the following pages.

Clark Campbell
Age:	65

Director Since:	2012

Principal Occupations:	Chief Executive Officer of OPPM International

Experience:

Dr. Campbell serves as the Chairman of the Board of the Company. Dr. Campbell is the author of four award winning best-selling books published by John Wiley & Sons and has taught business management at the University of Delaware, University of Utah, and Westminster College. He founded OPPM International in 2009, a company engaged in business project management consulting and training, and has served as CEO since that date. During his 30-year association with OC Tanner (a privately held jewelry and awards business), from 1979 to 2009, he served successively as the Director of Corporate Planning, Vice President of Quality and as the Senior Vice President of Administration and Professional Services. Earlier in his career he held positions with DuPont and Northwest Pipeline. Dr. Campbell has the following certifications: Agile Communication, AgCC; Certified Scrum Master, CSM; Master Project Manager, MPM; and 6 Sigma Master Black Belt. Dr. Campbell holds a BS in Chemical Engineering, an MBA from the University of Utah and a PhD in Business Administration.

The Board of Directors believes that the depth of Dr. Campbell’s business education, expertise, and executive management, leadership and entrepreneurial experience qualify him for service as a member of the Company’s Board of Directors and as Chairman.

Steven C. Eror
Age:	61

Director Since:	2005

Committees:	Audit Committee

Principal Occupation:	President, Chief Executive Officer and Chief Financial Officer of Fresh Medical Laboratories, Inc.

Experience:

Mr. Eror has 25 years of executive experience in the following areas: medical device, drug development, molecular modeling, biopharmaceuticals, information technology and manufacturing in public, private and emerging companies. He became Co-founder, CEO, President and Director of the Company in February 2005. Mr. Eror served as Chief Executive Officer of MacroMed, Inc. (which focuses on injectable and oral drug delivery, breast and esophageal cancer therapeutics, analgesics and immunotherapy) from 2002 to 2004. He also served as the chief executive officer of Consonus (an IT application service provider with operations throughout the western U.S.) from 2000 to 2001. Mr. Eror was the chief financial officer of Pharmadigm (focusing on injectable anti-inflammatory for severe burns, asthma and wound healing) from 1996 to 2000. Prior to this, he was a chief financial officer of Evans and Sutherland Computer Corporation (NASDAQ:ESCC), a company which focuses on simulation technology including molecular modeling for the pharmaceutical industry from 1994 to 1996. Occasionally, he serves as an adjunct Professor of Finance at the David Eccles Graduate School of Business, University of Utah where he received a BA in Economics and French and an MBA.

The Board of Directors believes that Mr. Eror’s business education, expertise, and extensive executive experience in the biotechnology industry qualifying him for service as a member of the Company’s Board of Directors.

Family Relationship:	Mr. Eror is the father-in-law of Michael Garff, the Company’s Chief Operating Officer.

Wayne Adams, MD
Age:	58

Director Since:	2005

Principal Occupation:	Staff Radiologist at Mountain Medical Physician Specialists

Experience:

Dr. Adams has served as a Staff Radiologist at Mountain Medical Physician Specialists since 1999. Dr. Adams received his MD from University of Cincinnati College of Medicine. He completed a residency in Radiology and a fellowship in nuclear medicine. Dr. Adams is Board Certified in both Nuclear Medicine and Radiology. He is a member of the American College of Radiology, the American Medical Association, the Society of Breast Imaging, and the Society of Nuclear Medicine.

The Board of Directors believes that Dr. Adams’ medical education, expertise, and extensive clinical experience in radiology and nuclear medicine qualify him for service as a member of the Company’s Board of Directors.

Dennis Tulane
Age:	53

Director Since:	2011

Committees:	Audit Committee

Principal Occupation:	Advancement Vice President at Brigham Young University Idaho

Experience:

Mr. Tulane is the co-founder and a Managing Partner for Corradiance, LLC, a management and IT consulting firm, where he has worked since 1998. Prior to founding Corradiance, LLC, he worked as a Senior Systems Engineer with Electronic Data Systems from 1986 to 1994. He also held various technical and management positions with Smith’s Food and Drug Centers, American Stores and AG Consulting. Mr. Tulane holds a Bachelor of Arts degree in Computer Science from Utah State University. He speaks English and German.

The Board of Directors believes that Mr. Tulane’s business education, expertise, and extensive systems, data processing and software production management experience qualify him for service as a member of the Company’s Board of Directors.

Robert W. Raybould
Age:	73

Director Since:	2012

Principal Occupation:	Managing Personal Investments

Experience:

Mr. Raybould began his career in the U.S. Army and Eastman Kodak and became a financial planner. In 1971, he co-founded Realvest, a real estate investment company and then sold its holdings between 1981 and 1984. Realvest again syndicated real estate in the early 90’s and sold in 1997. In 1987, Mr. Raybould assisted in founding TRI Capital Corporation, a mortgage-banking firm and serves as a member of its Board of Directors. In 1995 he assisted in the formation of DTM Research, LLC in 1995 and served as Chairman of the Board from its formation until 2006. In 1999, he founded Greenhill Financial and served as one of its managing partners until 2006. During that time the firm became Arlington Value Capital, LLC. From 2007 to present, Mr. Raybould has been actively investing in companies. Mr. Raybould holds a BS in Banking and Finance and an MBA from the University of Utah.

Due to Mr. Raybould’s successful financial, entrepreneurial and business experience, the Board of Directors has concluded that Mr. Raybould is qualified to serve as a director of the Company.

Todd Morgan
Age:	62

Director Since:	2014

Committee:	Audit Committee

Principal Occupation:	General partner and manager of MPM Investment Group LP

Experience:

Mr. Morgan began his career with The West Bend Company in the sales department and served as the District Manager from 1974 to 1981. He started Morgan Industries in 1982. Morgan Industries owns Morgan Pavement Inc., an asphalt paving and maintenance business currently contracting in seven western states with offices in Utah and Arizona. Morgan Industries Inc. also owns Nurock Asphalt, a company which currently manufactures and sells asphalt maintenance products to a number of individual asphalt companies. In 2008, Mr. Morgan formed MPM Investment Group LP and currently serves as general partner and manager.

The Board of Directors believes that Mr. Morgan’s business education, expertise, and extensive operational and financial experience qualify him for service as a member of the Company’s Board of Directors.

Tim Treu
Age:	65

Director Since:	2013

Principal Occupation:	Vice President Global Sales and Marketing of Fresh Medical Laboratories, Inc.

Experience:

Mr. Treu has served as Vice President Global Sales and Marketing of the Company since July 31, 2013. He served as the Executive Vice President of Sales for OC Tanner Company from 1996 to 2013 where he has been accountable for all aspects of global sales, as well as developing the sales force and the go-to-market strategy. Prior to this, he was the Regional Sales and Facilities Manager for Avdel Corporation from 1974 to 1981. Mr. Treu holds a BA from California State University, Long Beach.

The Board of Directors believes that Mr. Treu’s business education, expertise, and extensive operational sales and marketing leadership qualify him for service as a member of the Company’s Board of Directors.

Richard McKeown
Age:	[__]

Director Since:	2014

Principal Occupation:	Chief Executive Officer of Leavitt Partners

Experience:

Mr. McKeown has served as Chief Executive Officer of Leavitt Partners, a health care advisory firm, since 2009. From 2005 to 2009, Mr. McKeown was the Chief of Staff at the U.S. Department of Health and Human Services. From 2003 to 2005, Mr. McKeown was the Chief of Staff in the Officer of Administrator at the U.S. Environmental Protection Agency, and from 1999 to 2003, Mr. McKeown was the Chief of Staff to Governor Michael Leavitt in the State of Utah. Mr. McKeown recently co-published Finding Allies, Building Alliances with Michael Leavitt. Mr. McKeown holders a B.S. degree from Ohio University and a Juris Doctorate from the University of Utah School of Law.

The Board of Directors believes that Mr. McKeown’s extensive experience as a high-ranking leader in government, particularly with the U.S. Department of Health and Human Services, and his general leadership and advisory skills qualify him for service as a member of the Company’s Board of Directors.

EXECUTIVE OFFICERS

In addition to Steven C. Eror, the President and Chief Executive Officer of the Company, and Tim Treu, the Vice President Global Sales and Marketing of the Company, whose biographical information is set forth above, the following individuals serve as executive officers of the Company.

Michael Garff, age 30. Mr. Garff joined the Company as Chief Operating Officer in May 2009. Prior to joining the Company, he worked at Pierre Lassonde New Venture Development Center where he served as a Director from 2007 to 2009. Previously, Mr. Garff was a project manager at US Bank from 2005 to 2008 and a business analyst for the Biomedical Informatics Department of the University of Utah from 2008 to 2009. Mr. Garff received his Bachelor’s degree and MBA from the University of Utah. Mr. Garff is the son-in-law of Steven C. Eror, the Company’s Chief Executive Officer

Karleen Callahan, RPh, PhD, age 67. Dr. Callahan joined the Company in February 2006 as its Vice President, Clinical Affairs responsible for initial clinical strategy and operations. She has over 25 years of experience in diagnostic and clinical research at NPS Pharmaceuticals, the University of Utah Health Sciences Division as Research Associate Professor from 1990 to 2000, PPD Pharmaco (global clinical research organization), Computerized Thermal Imaging, Inc. as Director of Clinical Research from 2000 to 2003 (breast cancer diagnostics), MacroMed as Executive Director, Clinical Development (which focuses on injectable and oral drug delivery, breast and esophageal cancer therapeutics, analgesics and immunotherapy) from 2003 to 2005, and the University of Texas Health Science Center as Assistant Professor Biochemistry from 1985 to 1990. Dr. Callahan earned a degree in Pharmacy from the University of Utah and received her Ph.D. in Pharmacology from the University of Texas. Dr. Callahan received post-doctoral training at the University of Washington School of Medicine in the Department of Internal Medicine. Throughout her career she has focused on breast, esophageal, and lung cancer.

CORPORATE GOVERNANCE

Board Composition

Our bylaws provide that the Board of Directors shall consist of between three and nine directors, as determined by the Board of Directors or the Stockholders. Each director of the Company serves for a term of one year or until the successor is elected at the Company’s annual stockholders’ meeting and is qualified, subject to removal by the Company’s stockholders. Each officer serves, at the pleasure of the Board of Directors.

Involvement in Legal Proceedings

To our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board Leadership Structure and Role in Risk Oversight

Mr. Clark Campbell currently serves as the Chairman of the Board, and Mr. Steven C. Eror currently serves as our Chief Executive Officer. The Board of Directors believes that the separate roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company. The Board of Directors believes that the depth of Dr. Campbell’s business education, expertise, and executive management, leadership and entrepreneurial experience qualify him for service as chairman of the Company’s Board of Directors. The Company also benefits from Mr. Eror’s extensive executive experience in the biotechnology industry and his experience and knowledge as co-founder of the Company.

The Board of Directors believes no single leadership model is appropriate for all companies at all times. The Board of Directors recognizes that, depending on the circumstances, other leadership models, such as having the same person serve as Chairman and Chief Executive Officer may be appropriate. Based upon the Company's future needs and resources, the Board of Directors may determine to modify the existing leadership structure in the future.

The Board of Directors is involved in assessing and managing risks that could affect the Company. One of the roles of the Board of Directors is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the principal risks of the Company's business, and the implementation by management of appropriate systems to deal with such risks. The Board of Directors fulfills these responsibilities either directly or, as appropriate, through delegation to individual directors or committees.

The Audit Committee is generally responsible for oversight of risks such as those relating to the quality and integrity of the Company's financial reports and the independence and qualifications of the Company's independent registered public accounting firm.

Risks of Employee Compensation Program

The Company’s management and the Board of Directors Committee have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, we do not believe that our compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Ethics

The Company has adopted the Code of Ethics for Senior Executives, Financial Officers, Members of the Management Executive Committee, and Directors (the “Code of Ethics”), which constitutes a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Exchange Act.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. Our Board of Directors has undertaken a review of the independence of each director by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under these rules, Steve C. Eror is not independent, and all other directors, namely Wayne Adams, Dennis Tulane, Robert Raybould, Clark Campbell, Todd Morgan, Tim Treu and Richard McKeown are independent. The Company does not have a standing nominating or compensation committee, and information with respect to the independence of the members of the Audit Committee is set forth above under “Audit Committee and Audit Committee Financial Expert”.

Shareholder Communications with the Board

Stockholders and other interested parties may communicate with one or more directors or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications by regular mail:

Board of Directors or Name of Individual Director(s)

c/o President and Chief Executive Officer

Fresh Medical Laboratories, Inc.

757 East South Temple, Suite 150

Salt Lake City, Utah 84012

COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. The Board met four times during 2013 and approved a number of matters by written consent. All directors attended at least 75% of the meetings of the Board, and all members of the Audit Committee attended at last 75% of the meetings of the Audit Committee, during the year ended December 31, 2013.

Committees of the Board

The Board has one standing committee, its Audit Committee, formed on July 31, 2013.

Audit Committee

The Board of Directors approved the formation of an Audit Committee on July 31, 2013. Three directors comprise the Audit Committee: Todd Morgan (Chairman), Steven C. Eror, and Dennis Tulane. The Board has determined that Steven C. Eror is qualified as an “audit committee financial expert”, as defined in applicable Commission rules. The Board made a qualitative assessment of Messrs. Morgan’s, Eror’s and Tulane’s level of knowledge and experience based on a number of factors, including their formal education and experience in financial and supervisory roles, as further set forth in the subsection above entitled “Directors and Executive Officers”. Of the members of the Audit Committee, Todd Morgan and Dennis Tulane are independent under the rules of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act. Mr. Eror is not independent under the rules of the Nasdaq Stock Market or Rule 10-3(b)(1) because he is an executive officer of the Company. The Board of Directors determined it was appropriate to include a non-independent director on the Audit Committee because the Company is in the early stages of developing internal controls and procedures and of overseeing an audit process, and the Board of Directors determined that Mr. Eror’s experience as a chief financial officer and specific knowledge of the Company’s operations were important to the Audit Committee’s successfully performing its responsibilities.

The Audit Committee does not have a charter but is in the process of developing a charter. The Audit Committee’s responsibilities generally include the responsibility to review the Company’s consolidated financial statements and related disclosures, review with management and the Company’s independent registered public accounting firm and approve disclosure controls and procedures and accounting principles and practices and perform other functions or duties deemed appropriate by the Board.

The Report of the Audit Committee is set forth on page 14 of this Proxy Statement.

Other Committees

We do not presently have a standing nominating committee or compensation committee, and we do not have a nominating committee charter or a compensation committee charter. We do not have a compensation and nominating committee because we are in an early stage of development and have limited resources. We intend to expanding and formalizing our corporate governance structure as resources are available.

Nomination and Election of Directors

When seeking candidates for director, the Board of Directors as a whole, acting as the nominating committee, may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the Board of Directors will interview that candidate if it believes the candidate might be suitable to serve as a director. The Board of Directors may also ask the candidate to meet with Company management. If the Board of Directors believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the Board of Directors believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate’s election.

Although no formal diversity policy is in place, in performance of its duties the Board of Directors believes that the backgrounds and qualifications of the Board of Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board of Directors to fulfill its responsibilities. Therefore, the Board of Directors diversity in identifying nominees for directors. In this regard, the Board of Directors views diversity in a broad sense, including on the basis of business experience, industry knowledge and experience, public service experience, gender and ethnicity.

Before nominating a sitting director for reelection at an annual stockholder meeting, the Board of Directors will consider the director’s performance on the Board of Directors and whether the director’s reelection would be in the best interests of the Company’s stockholders and consistent with the Company’s corporate governance guidelines and the Company’s continued compliance with its contractual obligations and applicable law, rules and regulations.

The Board of Directors believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company’s business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company’s business. When considering candidates for director, the Board of Directors takes into account a number of factors, including the following:

•

Independence from management;

•

Age, gender and ethnic background;

•

Relevant business experience;

•

Judgment, skill and integrity;

•

Existing commitments to other businesses;

•

Potential conflicts of interest;

•

Corporate governance background;

•

Financial and accounting background;

•

Executive compensation background; and

•

Size and composition of the existing Board.

The Board of Directors will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to Fresh Medical Laboratories, Inc., Attn: Steven C. Eror, President and Chief Executive Officer of the Company, 757 East South Temple, Suite 150, Salt Lake City, Utah 84012 and include the following:

•

The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the Board of Directors;

•

The class and number of shares of Company Common Stock owned by the stockholder as of the record date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and the length of time such stockholder has held such shares;

•

The name, age and address of the candidate;

•

A description of the candidate’s business and educational experience;

•

The class and number of shares of Common Stock, if any, owned by the candidate, and length of time such candidate has held such shares;

•

Information regarding each of the foregoing criteria the Board of Directors generally considers, other than the factor regarding Board size and composition, sufficient to enable the Board of Directors to evaluate the candidate;

•

A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;

•

A description of any relationship or understanding between the stockholder and the candidate; and

•

A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Board of Directors did not receive any nominations from any stockholders for the 2014 annual meeting.

Compensation Processes and Procedures

Because of our early stage of operations and limited resources, our process for determining compensation is informal. We do not have a compensation committee or a compensation committee charter. We have not, and in the near future do not expect to, engage a compensation consultant with respect to compensation. Compensation decisions are made by the entire Board of Directors, including Steven C. Eror, the Chief Executive Officer, based upon the Board of Directors’ subjective determination of what salaries the Company can afford with its limited resources and what level of equity-based compensation is necessary to attract and retain key personnel. Based upon the subjective knowledge of the industry and other public companies, the Company believes that its salaries currently in place or proposed for its executive officers are at market for early stage biotechnology companies; however the Board of Directors has conducted no formal survey or comparison.

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the year ended December 31, 2013, the Audit Committee has:

(1)

reviewed and discussed the audited financial statements with management;

(2)

discussed with Eide Bailly, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”); and

(3)

received the written disclosure and letter from Eide Bailly regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditor’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. The Board approved this inclusion.

The Audit Committee

Todd Morgan, Chair

Steven C. Eror

Dennis Tulane

MANAGEMENT COMPENSATION

Executive Compensation.

Summary Table. The following table provides details with respect to the total compensation of the Company’s named executive officers during the years ended December 31, 2013 and 2012. The Company's named executive officers are (a) each person who served as the Company's Chief Executive Officer during 2013, (b) the next two most highly compensated executive officers serving as of December 31, 2013 whose total compensation exceeds $100,000 and (c) any person who could have been included under (b) except for the fact that such persons was not an executive officer on December 31, 2013.

Compensation Table for Executives

Name & Principal Position	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total
Steven C. Eror,	2013	$235,417	$95,000(1)	$85,000(2)	$-	$415,417
President	2012	241,406	-	11,250 (3)	-	252,656

Michael Garff, Chief	2013	127,083	60,000(4)	-	-	187,083
Operating Officer	2012	$108,333	$-	$-	$-	$108,333

(1)

On August 1, 2013, Mr. Eror was awarded $20,000 and 150,000 shares of Common Stock, pursuant to the incentive compensation provisions of Mr. Eror’s employment agreement for the receipt of European regulatory approval. The Common Stock vested immediately and was valued at $75,000, or $0.50 per stock, based on the price that Common Stock had been issued most recently to third parties for cash.

(2)

On August 1, 2013, Mr. Eror was awarded 170,000 shares of Common Stock. The Common Stock was valued at $85,000, or $0.50 per stock, based on the price that Common Stock had been issued most recently to third parties for cash. The shares were issued to Mr. Eror as compensation for services on the Board of Directors, of which 50,000 shares for services on the executive committee vests over 24 months and 120,000 shares for general board services vests over 36 months. At December 31, 2013, 132,502 shares of the award are not vested.

(3)

On August 15, 2012, Mr. Eror was awarded 37,500 shares of Common Stock. The Common Stock vested immediately and was valued at $11,250, or $0.30 per stock, based on the price that Common Stock had been issued most recently to third parties for cash.

(4)

On August 1, 2013, Mr. Garff was awarded $10,000 and 100,000 shares of Common Stock, pursuant to the incentive compensation provisions of Mr. Garff’s employment agreement for the receipt of European regulatory approval. The Common Stock vested immediately and was valued at $50,000, or $0.50 per stock, based on the price that Common Stock had been issued most recently to third parties for cash.

Employment Agreements

Effective August 1, 2013, we entered into a new employment contract with Steven C. Eror, our Chief Executive Officer. This contract provides for an annual salary of $250,000 plus incentive compensation of up to 950,000 shares of Common Stock and up to $70,000 in cash upon the achievement of certain targets, including the receipt of regulatory approval in Europe and the United States, and cumulative recognition of $1,000,000 in revenue. The employment contract also has customary provisions for other benefits and includes protective provisions in favor of the Company, such as 24-month non-competition and non-solicitation provisions and invention assignment provisions. The term of the agreement is for a period of three years, and will be automatically extended for successive one-year periods unless either party to the agreement objects to such extension by written notice to the other party at least 180 days prior to the expiration of the initial term or any extension term. The agreement provides for a severance payment to Mr. Eror equal to one-third of the base salary in effect on the date of the termination of the agreement, provided, however the Company shall not be obligated to pay the severance payment if the agreement is terminated by Mr. Eror, by the Company for cause, or as a result of an objection by either party to the extension of the agreement as described above. Prior to this agreement, we had an employment contract with Mr. Eror which provided for an annual salary totaling $225,000 and a bonus of up to 50% of base salary, contingent on the Company’s results of operations and Mr. Eror’s performance, as determined by the Board of Directors.

Effective August 1, 2013, we entered into a new employment contract with Michael Garff, our Chief Operating Officer. This contract provides for an annual salary of $144,000 plus incentive compensation of up to 300,000 shares of Common Stock and up to $30,000 in cash upon the receipt of regulatory approval in Europe and the United States. The employment contract also has customary provisions for other benefits and includes protective provisions in favor of the Company, such as 12-month non-competition and non-solicitation provisions and invention assignment provisions. The term of the agreement is for a period of three years, and the agreement does not include any severance or change of control provisions. The agreement may be terminated for cause, as defined in the agreement. Prior to this agreement, we had an employment contract with Mr. Garff which provided for an annual salary totaling $100,000 plus an incentive bonus contingent on the Company’s results of operations and the chief operating officer’s performance, as determined by the Board of Directors.

2013 Equity Awards

On August 1, 2013, Mr. Eror was awarded 320,000 shares of Common Stock. The Common Stock vested immediately and was valued at $160,000, or $0.50 per share, based on the price that Common Stock had been issued most recently to third parties for cash. 150,000 shares of the Common Stock were awarded pursuant to the incentive compensation provisions of Mr. Eror’s employment agreement for the receipt of European regulatory approval. The remaining 170,000 shares were issued to Mr. Eror as compensation for services on the Board of Directors, of which 50,000 shares for services on the executive committee vests over 24 months and 120,000 shares for general board services vests over 36 months. At December 31, 2013, 132,502 shares of the award are not vested.

On August 1, 2013, Mr. Garff was awarded 100,000 shares of Common Stock. The Common Stock vested immediately and was valued at $50,000, or $0.50 per share, based on the price that Common Stock had been issued most recently to third parties for cash. The stock award was pursuant to the provisions of the Mr. Garff’s employment contract, and specifically for the receipt of European regulatory approval.

2013 and 2014 Bonus Compensation

In August 2013, bonuses were paid to the executive officers pursuant to the provisions of their employment agreements. Specifically, Mr. Eror received a cash bonus of $20,000 and 150,000 shares of Common Stock as incentive compensation for the receipt of European regulatory approval. Mr. Garff received a cash bonus of $10,000 and 100,000 shares of Common Stock as incentive compensation for the receipt of European regulatory approval.

Additionally, Mr. Eror’s employment agreement provides for additional cash compensation of $50,000 and additional equity compensation of 800,000 shares of Common Stock, for the receipt of FDA regulatory approval and for cumulative recognition of $1,000,000 in revenue. Mr. Garff’s employment agreement provides for additional cash compensation of $20,000, and additional equity compensation of 200,000 shares of Common Stock, for the receipt of FDA regulatory approval.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2013, certain information regarding equity awards awarded to and held at year-end by, the Named Executive Officers:

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Steven C. Eror(1)	132,502	$66,251

(1)

On August 1, 2013, Mr. Eror was awarded 320,000 shares of Common Stock. The Common Stock was valued at $160,000, or $0.50 per stock, based on the price that Common Stock had been issued most recently to third parties for cash. 150,000 shares of the Common Stock were awarded pursuant to the incentive compensation provisions of Mr. Eror’s employment agreement for the receipt of European regulatory approval and vested immediately. The remaining 170,000 shares were issued to Mr. Eror as compensation for services on the Board of Directors, of which 50,000 shares for services on the executive committee vests monthly over 24 months and 120,000 shares for general board services vests monthly over 36 months. At December 31, 2013, 132,502 shares of the award are not vested.

Termination/Change of Control Provisions of Employment Agreements

The employment agreements with the named executive officers of the Company do not include any provisions providing for payments upon a change of control. Mr. Eror’s employment agreement provides for a severance payment to Mr. Eror equal to one-third of the base salary in effect at the time of termination if the agreement; provided, however the Company is not be obligated to pay the severance payment if the agreement is terminated 1) by Mr. Eror, 2) by the Company for cause, or 3) as a result of an objection by either party to the extension of the agreement as described above.

Mr. Garff’s employment agreement does not include severance provisions.

Compensation of Non-Employee Directors

Summary Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to our directors who are not Named Executive Officers, for all services rendered in all capacities to our company, or any of its subsidiaries, for the year ended December 31, 2013:

Compensation Table for Non-Executive Directors

Name &Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)

Nathan L. Wade, former Director	2013	0	60,000(1)	60,000
Wayne Adams, Director	2013	0	67,500(2)	67,500
Dennis Tulane, Director	2013	0	60,000(3)	60,000
Robert Raybould, Director	2013	0	85,000(4)	85,000
Clark Campbell	2013	0	325,000(5)	325,000
Tim Treu	2013	0	60,000(6)	60,000

(1)

On August 1, 2013, Mr. Wade was awarded 120,000 shares of Common Stock. The Common Stock vests over 36 months and was valued at $60,000, or $0.50 per stock, based on the price that Common Stock had been issued for most recently to third parties for cash. At December 31, 2013, 103,336 shares of the award are not vested.

(2)

On August 1, 2013, Mr. Adams was awarded 135,000 shares of Common Stock. 15,000 shares of this Common Stock vests over 12 months and 120,000 shares of this Common Stock vests over 36 months. The shares of Common Stock were valued at $67,500, or $0.50 per stock, based on the price that Common Stock had been issued for most recently to third parties for cash. At December 31, 2013, 112,086 shares of the award are not vested.

(3)

On August 1, 2013, Mr. Tulane was awarded 120,000 shares of Common Stock. The Common Stock vests over 36 months and was valued at $60,000, or $0.50 per stock, based on the price that Common Stock had been issued for most recently to third parties for cash. At December 31, 2013, 103,336 shares of the award are not vested.

(4)

On August 1, 2013, Mr. Raybould was awarded 170,000 shares of Common Stock. 50,000 shares of this Common Stock vests over 24 months and 120,000 shares of this Common Stock vests over 36 months. The shares of Common Stock were valued at $85,000, or $0.50 per stock, based on the price that Common Stock had been issued for most recently to third parties for cash. At December 31, 2013, 132,502 shares of the award are not vested.

(5)

On August 1, 2013, Mr. Campbell was awarded 650,000 shares of Common Stock. 50,000 shares of this Common Stock vests over 24 months and 600,000 shares of this Common Stock vests over 36 months. The shares of Common Stock were valued at $325,000, or $0.50 per stock, based on the price that Common Stock had been issued for most recently to third parties for cash. At December 31, 2013, 545,830 shares of the award are not vested.

(6)

On August 1, 2013, Mr. Treu was awarded 120,000 shares of Common Stock. The Common Stock vests over 36 months and was valued at $60,000, or $0.50 per stock, based on the price that Common Stock had been issued for most recently to third parties for cash. At December 31, 2013, 103,336 shares of the award are not vested.

Director Compensation Arrangements

Each member of the Board of Directors is awarded shares of Common Stock for services on the Board. Additionally, members of the Board of Directors that serve on the executive committee or on the medical advisory board are awarded additional shares of Common Stock for these services. Shares awarded are issued to the recipient and vest over the term of services. In the event of early termination of services and not serving for the full term for which the shares were award, a pro rata portion of the shares are required to be returned to the Company.

Specifically, shares of Common Stock are awarded to directors as follows:

1.

The chairman of the Board of Directors receives an award of 200,000 shares of Common Stock for each year of service.

2.

Other members of the Board of Directors receive an award of 40,000 shares of Common Stock for each year of service.

3.

Members of the Board of Directors who also serve on the executive committee receive an additional award of 50,000 shares of Common Stock for their term of 24 months.

Members of the Board of Directors who also serve on the medical advisory board receive an additional award of 15,000 shares of Common Stock for each year of service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since January 1, 2013, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

•

Any of our directors or officers,

•

Any person proposed as a nominee for election as a director,

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of Common Stock,

•

Any of our promoters, and

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

Certain Relationships and Related Transactions

Since January 1, 2013, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds the lesser of (1) $120,000 and (2) one percent of the average of our total assets at year end for the last three completed fiscal years, in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest, other than the compensation transactions described under “Management Compensation” and the transactions described below.

Related-Party Notes Payable

As of December 31, 2013, we were obligated under the terms of a promissory note payable to William A. Fresh, a founding stockholder and former member of our Board of Directors, in the amount of $929,536. The note matures on April 30, 2015, bears interest at 11.10% and is unsecured. As of December 31, 2013, the balance of accrued interest payable is $172,153. Interest expense for the year ended December 31, 2013 was $103,179.

At December 31, 2013, we were obligated under the terms of a master note agreement payable to Brett M. Error, a nephew of our chief executive officer, in the amount of $356,931. The note is secured by all the assets of the Company, was due on December 31, 2012, and bears interest at 15% per annum. On March 27, 2014, Mr. Brett Error and the Company entered into an amendment of the master note to extend the maturity date to June 30, 2016. The balance of accrued interest payable at December 31, 2013 was $134,070. Interest expense for the year ended December 31, 2013 was $53,540.

During 2012 and 2013, the Company received advances from Robert W. Raybould, a member of our Board of Directors, in the amounts of $25,000 and $150,000, respectively. The terms of the advances were not initially established such as the interest rate, the security or the conversion terms. During the three months ended December 31, 2013, the Company and Mr. Raybould agreed to convert the advances totaling $175,000 into 350,000 shares of Common Stock, or $0.50 per stock. There was no interest paid on the advances during the year ended December 31, 2013.

On June 30, 2012, the Company issued $127,822 of convertible notes payable to three members of our Board of Directors; Robert W. Raybould, Dennis Tulane, and Nathan L. Wade. The notes were due February through April 2015, bore interest at 8% per annum, and were unsecured. The notes and accrued interest were originally convertible into Common Stock at the greater of $0.80 per stock or 85% of the closing price for the previous ten trading days prior to the conversion, or if the Company’s stock was not publicly traded, then the conversion price would be the average of the three prior private stock purchases of the Company’s Common Stock for cash. During the three months ended December 31, 2013, all of the principal of these notes plus accrued interest of $14,680 were converted into 285,009 shares of the Company’s Common Stock at $0.50 per stock. The Company recognized a loss on extinguishment of debt of $53,439 as a result of the modification of the conversion price of the promissory notes. Interest expense for the year ended December 31, 2013 was $9,525.

Effective July 1, 2014, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Leavitt Partners, LLC (“Leavitt Partners”) pursuant to which Leavitt Partners agreed to provide strategic consulting services to the Company. As consideration for the services, the Company issued to Leavitt Partners a warrant to purchase 900,000 shares of common stock of the Company. The warrant has an exercise price of $0.50 per share, vests with respect to 180,000 initially and with respect to 15,000 shares per month thereafter (with accelerated vesting upon a change of control) and expires 10 years after issuance. Vesting of the warrant ceases if the Company terminates the Consulting Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists, as of July 1, 2014, the number of shares of Common Stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each named executive officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to direct the disposition of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 18,983,028 shares of our Common Stock issued and outstanding as of July 1, 2014. Unless otherwise indicated, the address of each person listed is care of Fresh Medical Laboratories, Inc., 757 East South Temple, Suite 150, Salt Lake City, Utah 84102.

Name of Officer or Director	Title of Class	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Steven C. Eror, Chief Executive Officer and Director	Common	1,548,856(3)	8.1%
Michael Garff, Chief Operating Officer	Common	475,000	2.5%
Wayne Adams, Director	Common	275,000(4)	1.4%
Dennis Tulane, Director	Common	629,424(5)	3.3%
Robert W. Raybould, Director	Common	2,104,015(6)	11.0%
Clark Campbell, Director	Common	1,102,688(7)	5.8%
Todd Morgan, Director	Common	1,017,500(8)	5.3%
Tim Treu, Director	Common	600,790(9)	3.1%
Richard McKeown	Common	210,000(10)	1.1%
All Officers and Directors As a Group (nine persons)	Common	7,963,273(11)	39.5%

Name of 5% Beneficial Owner (other than Officer or Director)
William A. Fresh	Common	2,542,367(12)	13.2%

(1)

The amount of shares included on this table includes those shares owned by the beneficial owner’s spouse, and entity or trust controlled by the beneficial owner, or owned by another person in the owner’s household.

(2)

Each member of the Board of Directors is awarded shares of Common Stock for services on the Board. Additionally, members of the Board of Directors that serve on the executive committee or on the medical advisory board are awarded additional shares of Common Stock for these services. Shares awarded are issued to the recipient and vest over the term of services. In the event of early termination of services and not serving for the full term for which the shares were award, a pro rata portion of the shares are required to be returned to the Company.

(3)

Includes 110,416 shares of restricted stock that are subject to forfeiture but with respect to which Mr. Eror has voting power. Includes 10,000 shares owned by Judy Eror who is Mr. Eror’s spouse.

(4)

Includes 84,587 shares of restricted stock that are subject to forfeiture but with respect to which Mr. Adams has voting power.

(5)

Includes 83,337 shares of restricted stock that are subject to forfeiture but with respect to which Mr. Tulane has voting power. Also includes 32,454 shares of Common Stock issuable upon the exercise of warrants.

(6)

Includes 110,416 shares of restricted stock that are subject to forfeiture but with respect to which Mr. Raybould has voting power.

(7)

Includes 443,742 shares of restricted stock that are subject to forfeiture but with respect to which Dr. Campbell has voting power.

(8)

Includes 100,862 shares of restricted stock that are subject to forfeiture but with respect to which Mr. Morgan has voting power.

(9)

Includes 83,337 shares of restricted stock that are subject to forfeiture but with respect to which Mr. Treu has voting power.

(10)

Includes 210,000 shares of Common Stock issuable upon the exercise of warrants.

(11)

Includes an aggregate of 1,016,697 shares of restricted stock that are subject to forfeiture but with respect to which the respective holders have voting power.

(12)

Includes 220,444 shares of Common Stock issuable upon the exercise of outstanding warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the Company’s Common Stock to file reports concerning their ownership of Common Stock with the SEC and to furnish the Company with copies of such reports. Based upon the Company’s review of the reports required by such persons and amendments thereto furnished to the Company, the Company believes that no reports required to be filed pursuant to Section 16(a) of the Exchange Act have been filed. Based on the records of the Company of transactions involving the Company, the Company believes that the following reports should have been filed by the Company’s Section 16 filers during the fiscal year ended December 31, 2013:

Name and Title of Section 16 Filer	Type of Report(s)	Due Date	Filed Date

Steven C. Eror, Chief Executive Officer	Form 4	08/05/2013	Not filed

Michael A. Garff, Chief Operating Officer	Form 4	08/05/2013	Not filed

Dr. Clark Campbell, Director	Form 4 Form 4	08/05/2013 12/18/2013	Not filed Not filed

Dr. Wayne Adams, Director	Form 4	08/05/2013	Not filed

Nathan Wade, Director	Form 4 Form 4	08/05/2013 12/23/2013	Not filed Not filed

Robert W. Raybould, Director	Form 4 Form 4 Form 4 Form 4	08/05/2013 10/14/2013 12/19/2013 01/03/2014	Not filed Not filed Not filed Not filed

Dennis Tulane, Director	Form 4 Form 4	08/05/2013 10/14/2013	Not filed Not filed

Timothy W. Treu	Form 3 Form 4 Form 4	08/12/2013 08/05/2013 10/04/2013	Not filed Not filed Not filed

Todd Morgan	Form 3	01/20/2014	Not filed

PROPOSAL 2

VOTE ON SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Effect of Amendment and Restatement

Our Board of Directors is requesting stockholder approval of a Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) for the purpose of (i) increasing the authorized number of shares of our capital stock from 30 million to 50 million, (ii) increasing the authorized number of shares of our Common Stock, within the increased number of shares of capital stock, from 20 million to 40 million, and (iii) otherwise restating the certificate of incorporation. The text of the proposed Amended and Restated Certificate is attached as Appendix A to this Proxy Statement.

Under the existing certificate of incorporation, as amended, we are authorized to issue up 30 million shares of capital stock, or which 20 million is designated as Common Stock and 10 million is designated as preferred stock, $.001 par value per share (“Preferred Stock). As of [________], 2014, there are [18,783,028] shares of Common Stock and rights to acquire an aggregate of 716,961 additional shares of Common Stock under outstanding warrants and convertible notes. As of [______], 2014, there were no shares of Preferred Stock outstanding or subject to options, warrants, convertible notes or other rights.

The Amended and Restated Certificate would increase the total number of authorized shares of our capital stock to 50 million shares and, within such 50 million shares, increase the total number of authorized shares of our Common Stock to 40 million shares. The Amended and Restated Certificate would not change any of the current rights and privileges of the holders of our Common Stock or the par value of our Common Stock, and would not impact the total authorized number of shares of our Preferred Stock or the rights and privileges or par value of our Preferred Stock. Although the Amended and Restated Certificate would not affect our ability to use shares of our Common Stock for future corporate purposes (including paying future stock dividends, raising capital through Common Stock and convertible note offerings, funding future employee benefit plan obligations and issuing Common Stock in acquisitions or other strategic transactions), it would increase by 20 million shares the number of authorized shares of Common Stock available for such purposes.

Purpose of Amendment and Restatement

The purpose of the Amended and Restated Certificate is to increase the number of shares of Common Stock available for future issuance by the Company from 20 million shares to 40 million shares. The Company is in an early stage of development and relies primarily on the issuance of capital stock, rights to acquire capital stock and promissory notes in order to raise capital in order to fund current and anticipated future operations of the Company, including its research, development and sales efforts. There are currently 19,499,989 shares of Common Stock outstanding or reserved for purchase under outstanding acquisition rights, and the Board of Directors does not believe that the remaining 500,011 shares of Common Stock and 10 million shares of Preferred Stock will be sufficient to permit the Company to meet its capital needs over the coming years. Accordingly, the Board has approved the Amended and Restated Certificate for the purpose of increasing the number of shares of Common Stock available for future capital raises and is recommending approval of the same to the stockholders.

The Company does not have any pending transactions involving the issuance of Common Stock or rights to acquire Common Stock that would require the additional 20 million shares of Common Stock; however, as the Company seeks to expand its operations in Europe and seeks marketing approval in the United States, it expects to need to issue a significant number of shares of Common Stock or rights to acquire Common Stock during the coming year.

Additional Information

If approved our stockholders, the Amended and Restated Certificate will become effective upon the filing of the Amended and Restated Certificate with the Delaware Secretary of State, which filing we expect to make promptly after receiving the approval of our stockholders at the meeting.

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment, and we will not independently provide our stockholders with any such rights.

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except that directors and executive officers of the Company have provided a significant amount of the capital to the Company to date and may continue to do so in the future, in which case directors or officers may be purchasers or recipients of a portion of the newly authorized Common Stock

The Board of Directors recommends that stockholders Vote FOR the approved of the Amended and Restated Certificate in order to increase the number of authorized shares of authorized capital stock and Common Stock

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee has recommended and approved the appointment of Eide Bailly, LLP (“Eide Bailly”) as the Company’s independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2014. The Company is seeking stockholder ratification of such action.

Hansen, Barnett & Maxwell, P.C. (“HBM”) served as our independent auditors until its resignation effective September 1, 2013, as described in that certain Current Report on Form 8-K filed by us with the Commission on September 9, 2013. At approximately the same time as the resignation of HBM as our independent auditors, HBM had entered into an agreement with Eide Bailly pursuant to which Eide Bailly acquired the operations of HBM. Certain of the professional staff and partners of HBM, including those who had historically participated in the audit of the Company’s annual financial statement, joined Eide Bailly either as employees or partners of Eide Bailly. Concurrent with the resignation of HBM, the Company engaged Eide Bailly as its independent registered public accounting firm. The decision to engaged Eide Bailly was approved by the Audit Committee of the Board of Directors.

The reports of HBM on the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit for the fiscal years ended December 31, 2012 and 2011 and any interim period through the resignation of HBM on September 1, 2013, there were no disagreements with HBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, it not resolved to the satisfaction of HBM, would have caused HBM to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements.

Prior to engaging Eide Bailly, the Company did not consult with Eide Bailly regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Eide Bailly on the Company’s financial statements, and Eide Bailly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

It is expected that representatives of Eide Bailly, LLP will not attend the Meeting or be available to make a statement if they desire to do so or respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table summarizes the fees of Hansen, Barnett & Maxwell, P.C. (“HBM”) and of Eide Bailly, LLP (“Eide Bailly”), our independent auditors, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two years for other services. The resignation of HBM and our appointment of Eide Bailly was disclosed in that certain Current Report on Form 8-K filed by us with the Commission on September 9, 2013.

	2013	2012
Audit Fees	$41,000	$20,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$41,000	$20,000

Audit Fees. Audit Fees consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Report on Forms 10-K, reviews of our interim consolidated financial statements included in our Quarterly Reports on Forms 10-Q and related matters.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees. Tax Fees consist of fees billed for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees. All other fees consist of aggregate fees billed for products and services provided by the independent auditor, other than those disclosed above.

Our Board of Directors has determined that all non-audit services provided by HBM and Eide Bailly were compatible with maintaining that firm’s audit independence.

The Audit Committee (or the Board of Directors, functioning as the Audit Committee, prior to the establishment of the Audit Committee) has established pre-approval policies and procedures requiring that the Audit Committee (or the Board of Directors, functioning as the Audit Committee), approve in advance any engagement of the independent auditors to render audit or non-audit services. As a result, all engagements during 2013 and 2012 of the independent auditors to render audit or non-audit services were approved by the Audit Committee (or the Board of Directors, functioning as the Audit Committee).

The Board of Directors recommends that stockholders

vote FOR the ratification of appointment of

Eide Bailly, LLP as the Company’s Independent Registered Public Accounting Firm

(Independent Auditors) for the year ending December 31, 2014.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its stockholders with the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of our Named Executive Officers (referred to as a “Say-on-Pay” proposal) as disclosed in this Proxy Statement.

Accordingly, the following resolution will be submitted to the Company’s stockholders for approval at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Management Compensation section of the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.”

The Board of Directors believes the Company’s compensation of the Named Executive Officers achieves the primary goals, which are to:

•

provide competitive compensation that will help attract, retain and reward qualified executives, with a focus on talent from within the bio-pharmaceutical industry;

•

align management’s interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

•

align management’s interests with the interests of stockholders by including long-term equity incentives.

The Board of Directors encourages you to review in detail the Management Compensation section of this Proxy Statement, including the compensation table and related narrative. In light of the information set forth in such sections of this Proxy Statement, the Board of Directors believes the compensation of the Named Executive Officers for the fiscal year ended December 31, 2013 was fair and reasonable and that the Company’s compensation programs and practices are in the best interests of the Company and its stockholders.

The advisory vote on this Say-on-Pay resolution is not intended to address any specific element of compensation; rather, the vote relates to all aspects of the compensation of the Named Executive Officers, as described in this Proxy Statement. While this vote is only advisory in nature, which means that the vote is not binding on the Company, the Board of Directors values the opinion of the Company’s stockholders and will consider the outcome of the vote when addressing future compensation arrangements.

The Board of Directors recommends that stockholders vote FOR approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF

 FUTURE VOTES ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act provides that the Company’s stockholders must be given the opportunity to vote on an advisory (non-binding) basis for their preference as to how frequently the Company should consider future Say-on-Pay proposals such as Proposal 4 at its annual meetings of stockholders (referred to as a "Say-on-Frequency" vote). This Proposal 5 gives the Company’s stockholders the opportunity to indicate whether they would prefer that the Company’s stockholders address future Say-on-Pay proposals once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

The Board of Directors values dialogue with its stockholders on executive compensation and other important corporate governance matters. The Board of Directors believes that addressing a Say-on-Pay proposal in the Company’s annual meeting once every three years will achieve an appropriate balance between fostering such dialogue and affording sufficient time to evaluate the merits of the Company’s overall compensation philosophy, policies and practices in the context of the Company’s long-term business results for the corresponding period and any changes made in response to the outcome of a prior Say-on-Pay proposal. The Board of Directors also believes that holding an advisory vote every three years will avoid over-emphasis on short-term variations in compensation and business results. In general, the Company’s compensation programs are straightforward, and do not tend to materially change from year to year. Consequently, the Board of Directors believes that an annual shareholder vote on executive compensation, or a vote every two years, will likely become a referendum in hindsight on executive compensation paid for the prior year as opposed to a vehicle that provides the Board of Directors meaningful insight into the effectiveness of the Company’s executive compensation programs.

Similar to the Say-on-Pay proposal, this vote is only advisory in nature and will not bind the Company or the Board of Directors to adopt any particular frequency. However, the Board of Directors values the opinion of the Company’s stockholders and will consider the outcome of the vote when determining how frequently to address future Say-on-Pay proposals. Regardless of the outcome of this Say-on-Frequency vote, the Board of Directors may decide that it is in the best interests of the Company’s stockholders and the Company to include a Say-on-Pay proposal in the Company’s proxy statement more or less frequently than the frequency receiving the most votes cast by the Company’s stockholders at the Annual Meeting.

Voting

The proxy card allows stockholders to vote for one of four choices at the Meeting: holding the advisory vote on executive compensation every one, two or three years, or abstaining from voting. Therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors, but will instead be casting their vote for the voting frequency they prefer.

The Board of Directors recommends that stockholders vote FOR the option of voting once every Three Years as the preferred frequency for stockholder advisory votes on executive compensation

OTHER MATTERS

Stockholder Proposals for the 2015 Annual Meeting of Stockholders

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the Company’s 2015 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the President and Chief Executive Officer of the Company on or before [______________], 2015.

Pursuant to rules adopted by the SEC, if a stockholder intends to propose any matter for a vote at the annual meeting of the stockholders to be held in 2015, but fails to notify the Company of such intention prior to [__________](as such date may be updated by a disclosure in the Form 10-Q the Company), then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

Delivery of Documents to Stockholders Sharing an Address

In instances in which multiple holders of the Common Stock a common address and are the beneficial owners, but not the record holders, of those shares of Common Stock, the holders’ banks, brokers or other nominees may only deliver one copy of this Proxy Statement and the Company’s 2013 Annual Report to Stockholders, unless the applicable bank, broker or nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written request, a separate copy of this Proxy Statement and the Company’s 2013 Annual Report to Stockholders to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of this Proxy Statement and the Company’s 2013 Annual Report to Stockholders should submit a request in writing to Steven C. Eror, President and Chief Executive Officer of the Company, 757 East South Temple, Suite 150, Salt Lake City, Utah 84012. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Additional Matters Presented at 2014 Meeting

The Company’s management does not know of any other matter to be presented for action at the Meeting. However, if any other matters should be properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Additional Information

A copy of this Proxy Statement has been filed with the SEC. You may read and copy this Proxy Statement at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this Proxy Statement by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Fresh Medical Laboratories, Inc., that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov.

Upon written or oral request, the Company will provide, without charge, to each person to whom a copy of this Proxy Statement has been delivered a copy of the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2013 (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Fresh Medical Laboratories, Inc.

Attn: Steven C. Eror, Chief Executive Officer

757 East South Temple, Suite 150

Salt Lake City, Utah 84012.

(801) 736-0729

*     *     *     *     *     *     *     *     *

The contents and sending of this Proxy Statement have been approved by the directors of the Company.

Dated as of the ___th day of July, 2014.

FRESH MEDICAL LABORATORIES, INC.

/s/ Steven C. Eror

Steven C. Eror, Chief Executive Officer

APPENDIX A

TO

PROXY STATEMENT

TEXT OF AMENDED AND RESTATED CERTIFICATE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FRESH MEDICAL LABORATORIES, INC.

Fresh Medical Laboratories, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.

The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 19, 2004.

2.

This Second Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 and Section 245 of the Delaware General Corporation Law.

3.

This Second Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation the Corporation. The text of the Certificate of Incorporation is hereby amended and restated to read in full as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the duly authorized officer identified below on July _, 2014.

Fresh Medical Laboratories, Inc.

By

/s/ Steven C. Eror

Steven C. Eror, Chief Executive Officer

1

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

FRESH MEDICAL LABORATORIES, INC.

FIRST: The name of this corporation if Fresh Medical Laboratories, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000), of which forty million (40,000,000) shall be shares of common stock, par value $.001 per share (the “Common Stock”), and ten million (10,000,000) shall be shares of preferred stock, par value $.001 per share (the “Preferred Stock”). Fully paid stock of the Corporation shall not be liable to any further call or assessment. The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance is not sufficient to permit conversion of the Preferred Stock. The relative powers, preferences, special rights, qualifications, limitations, and restrictions granted to or imposed on the respective classes of shares of capital stock or the holders thereof are as follows:

A.

COMMON STOCK

1.

Dividends. Subject to the rights of the holders of the Preferred Stock, and subject to any other provisions of this Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”), holders of the Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the board of directors of the Corporation (the “Board”) from time to time out of assets or funds of the Corporation legally available therefor.

2.

Liquidation; Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after payment of provision for payment to the holders of each series of the Preferred Stock of all amounts required in accordance with this Article IV, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Common Stock.

3.

Voting.

a.

Subject to Section 3(c) of this Article IV.A and the provisions of Article IV.B below, at every meeting of the shareholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of such Common Stock standing in such shareholder’s name on the stock transfer records of the Corporation.

b.

No holder of shares of the Common Stock shall have the right to cumulate votes in election of directors.

c.

Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate (including any certificate of designations relating to any series of Preferred Stock).

2

4.

Preemptive Rights. No holder of shares of Common Stock shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the Board in its absolute discretion may deem advisable.

B.

PREFERRED STOCK

1.

Number Series. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in an amendment to this Restated Certificate providing for the issue of such series. The Board is hereby expressly vested with authority to amend this Restated Certificate, without shareholder action or approval, to: (a) create one or more series of the Preferred Stock, fix the number of shares of each such series (within the total number of authorized shares of the Preferred Stock available for designation as a part of such series), and designate and determine, in whole or part, the preferences, limitations and relative rights of each series of the Preferred Stock, all before the issuance of any shares of such series; (b) alter or revoke the preferences, limitations and relative rights granted to or imposed upon any wholly unissued series of the Preferred Stock; or (c) increase or decrease the number of shares constituting any series of the Preferred Stock (the number of shares of which was originally fixed by the Board) either before or after the issuance of shares of such series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized shares of the Preferred Stock available for designation as part of such series. Without limiting the foregoing, the authority of the Board with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

a.

The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends and/or other payments payable on or with respect to any other class or classes of stock or series thereof, or on the other series of the Preferred Stock, and whether dividends shall be cumulative or noncumulative;

b.

The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of such series may be redeemed;

c.

Whether or not the shares of such series shall be subject to the operation of retirement or sinking fund provisions to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof and the relation payments on such retirement or sinking fund shall bear to any payments and/or distributions on or with respect to each other class or classes of stock or series thereof, or on or with respect to the other series of the Preferred stock;

d.

Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the Preferred Stock and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

e.

Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, as such voting rights granted by law may be modified or limited in the provisions designating such series, and, if so, subject to the limitations hereinafter set forth, the terms of such additional voting rights; and

f.

The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or upon distribution of assets of the Corporation.

2.

General Voting Rights. Except as specifically provided herein or otherwise required by law, the holder of each share of Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted, as contemplated hereby, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half rounded upward to one).

3

3.

Preemptive Rights. Except as otherwise provided by an amendment to this Restated Certificate, or by any agreement approved by the Board and to which the Company is a party, providing for the issuance of any series of the Preferred Stock, no holder of shares of the Preferred Stock shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the Board in its absolute discretion may deem advisable.

4.

Issuance. Each share of Preferred Stock shall be issued for such consideration as the Board may determine. Once duly issued for the consideration called for by resolution of the Board, shares of Preferred Stock shall be deemed fully paid and nonassessable.

FIFTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

SEVENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this article.

4

PROXY

Fresh Medical Laboratories Inc.

Annual Meeting of Stockholders

On [__________], 2014

The undersigned stockholder of Fresh Medical Laboratories, Inc.. (the "Company") hereby nominates, constitutes and appoints Clark Campbell, Chairman, and Steven C. Eror, Chief Executive Officer, or instead of either of them, ___________________________, as nominee of the undersigned to attend and vote for and on behalf of the undersigned at the Annual meeting of stockholders of the Company (the "Meeting") to be held on the __th day of [_______________] 2014 and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment or adjournments thereof, and without limiting the generality of the power hereby conferred, the nominees are specifically directed to vote the shares represented by this proxy as indicated below. This Proxy is solicited by the Board of Directors of the Company.

This proxy also confers discretionary authority to vote in respect of any amendments or variations to the matters identified in the Notice of Meeting, matters incident to the conduct of the Meeting and any other matter which may properly come before the Meeting about which the Company did not have notice as of the date 45 days before the date on which the Company first mailed proxy material to stockholders and in such manner as such nominee in his judgment may determine.

A stockholder has the right to appoint a person to attend and act for him and on his behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling the name of such person in the blank space provided or by completing another proper form of proxy and, in either case, depositing the proxy as instructed below.

To be valid, this proxy must be received by [___________], not later than 24 hours (excluding Saturdays and holidays) before the time of holding the Meeting or adjournment thereof, or delivered to the chairman on the day of the Meeting or adjournment thereof.

The nominees are directed to vote the shares represented by this proxy as follows:

(1)

ELECTION OF DIRECTORS, each to serve until the next annual meeting of stockholders of the Company or until their respective successor shall have been duly elected, unless earlier terminated in accordance with the bylaws of the Company (Proposal 1 in the Notice of Meeting):

      .

FOR all nominees listed below (except as marked to the contrary).

      .

WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee vote FOR all nominees but strike a line through the nominee's name in the list below.)

Clark Campbell	Dennis Tulane	Tim Treu	Todd Morgan
Steven C. Eror	Robert W. Raybould	Wayne Adams	Richard McKeown

(2)

PROPOSAL TO APPROVE A SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION for the purpose of (i) increasing the authorized number of shares of our capital stock from 30 million to 50 million, (ii) increasing the authorized number of shares of our common stock from 20 million to 40 million, and (iii) otherwise restating the certificate of incorporation (Proposal 2 in the Notice of Meeting):

FOR	AGAINST	ABSTAIN
.	.	.

(3)

PROPOSAL TO RATIFY THE APPOINTMENT OF EIDE BAILLY, LLP to serve as the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2014 (Proposal 3 in the Notice of Meeting):

FOR	AGAINST	ABSTAIN
.	.	.

(4)

PROPOSAL TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS as disclosed in the Management Compensation section, including the executive compensation tables and accompanying narrative discussions, of the Proxy Statement with respect to the Meeting (Proposal 4 in the Notice of Meeting):

FOR	AGAINST	ABSTAIN
.	.	.

(5)

PROPOSAL TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY of future non-binding advisory votes for approving the compensation of our named executive officers (Proposal 5 in the Notice of Meeting):

One Year	Two Years	Three Years	ABSTAIN
.	.	.	.

(6)

At the nominee's discretion upon any amendments or variations to matters specified in the notice of the Meeting, matters incident to the conduct of the Meeting, and upon any other matters as may properly come before the Meeting or any adjournments thereof about which the Company did not have notice as of the date 45 days before the date on which the Company first mailed proxy materials to stockholders.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED FOR AT THE MEETING AND, WHERE A STOCKHOLDER HAS SPECIFIED A CHOICE, WILL BE VOTED OR WITHHELD FROM VOTING ACCORDINGLY. UNLESS A SPECIFIC INSTRUCTION IS INDICATED, SAID SHARES WILL BE VOTED IN FAVOR OF ALL OF THE NOMINEES OF THE BOARD FOR DIRECTOR, IN FAVOR OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS, TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND FOR A FREQUENCY OF EVERY THREE YEARS, ALL OF WHICH ARE SET FORTH IN THE PROXY STATEMENT ACCOMPANYING THIS PROXY, WHICH IS INCORPORATED HEREIN BY REFERENCE AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This proxy revokes and supersedes all proxies of earlier date.

DATED this ____ day of ________________, 2014.

PRINT NAME: _______________________________

SIGNATURE: ________________________________

NOTES:

1)

This proxy must be signed by the stockholder or the stockholder’s attorney duly authorized in writing, or if the stockholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized.

2)

A person appointed as nominee to represent a stockholder need not be a stockholder of the Company.

3)

If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of the Company.

4)

Each stockholder who is unable to attend the Meeting is respectfully requested to mark, date and sign this proxy card and return it in the postage-paid envelope we have provided or return it to: [___________]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [_____] 2014. The Company’s Annual Report to Stockholders and Proxy Statement are available on the Internet at [____]